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Exhibit 10.1

SIRTRIS PHARMACEUTICALS, INC
2004 STOCK OPTION AND RESTRICTED STOCK PLAN

1.     DEFINED TERMS

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.     PURPOSE

        The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Restricted Stock and Stock Options.

3.     ADMINISTRATION

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.     LIMITS ON AWARDS UNDER THE PLAN

          (a)   Number of Shares.    A maximum of 21,247,572 shares of Stock may be delivered in satisfaction of Awards under the Plan.

          (b)   Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

5.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.     RULES APPLICABLE TO AWARDS

          (a)   ALL AWARDS

            (1)   Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

            (2)   Transferability.    Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime neither ISOs nor, except as the Administrator otherwise expressly provides, other Stock Options may be exercised only by the Participant.

            (3)   Taxes.    The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

            (4)   Dividend Equivalents, Etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

            (5)   Rights Limited.    Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

          (b)   STOCK OPTIONS

            (1)   Vesting and Exercisability.    The Administrator may determine the time or times at which a Stock Option will vest or become exercisable and the terms on which the Stock Option will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise: immediately upon the cessation of the Participant's Employment the unvested portion of any Stock Option held by the Participant or the Participant's permitted transferee, if any, will terminate and the balance, to the extent exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(b)(1), and will thereupon terminate subject to the following:

              (A)  all Stock Options held by a Participant or the Participant's permitted transferee, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(b)(1), and will thereupon terminate; and

              (B)  all Stock Options held by a Participant or the Participant's permitted transferee, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons that cast such discredit on the Participant as to justify immediate termination of the Award.

            (2)   Time And Manner Of Exercise.    Unless the Administrator expressly provides otherwise, a Stock Option will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

            (3)   Exercise Price.    The Administrator will determine the exercise price of each Stock Option, which will not be less than the fair market value of the Stock subject to the Stock Option determined as of the date of grant.

            (4)   Payment Of Exercise Price.    Where the exercise of a Stock Option is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Stock Option, payable on such terms as are specified by the Administrator, (iii) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under a Stock Option are part of an original issue of shares, the Stock Option will require that at least so much of the exercise price as equals the par value of such shares be paid other than by delivery of a promissory note or its equivalent. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

            (5)   ISOs.    No ISO may be granted under the Plan after July 23, 2014, but ISOs previously granted may extend beyond that date.

          (c)   RESTRICTED STOCK

            (1)   Grant or Sale.    The Administrator may grant or sell Restricted Stock to any Participant (including, but not limited to, upon exercise of Stock Options) on such conditions and restrictions and for such purchase price, if any, as the Administrator determines.

            (2)   Payment.    Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.

            (3)   Risk of Forfeiture.    Except as otherwise determined by the Administrator, upon termination for any reason, including death, of a Participant's Employment with the Company the Company will have the right (but not the obligation) to reacquire any shares of Restricted Stock outstanding at the time of death at the Participant's original purchase price, if any, for such shares. If there is no purchase price, then the Restricted Stock will be forfeited upon such termination.

            (4)   Rights as Shareholder.    Subject to the other provisions of this Section 6(c), a Participant will have all the rights of a shareholder with respect to shares of Restricted Stock granted or sold to the Participant hereunder.

7.     EFFECT OF CERTAIN TRANSACTIONS

          (a)   MERGERS, ETC.

        Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award each Stock Option will become fully exercisable prior to the Covered Transaction on a basis that gives the holder of the Stock Option a reasonable opportunity, as determined by the Administrator, to participate as a stockholder in the Covered Transaction following exercise, and the Stock Option will terminate upon consummation of the Covered Transaction. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

          (b)   CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

            (1)   Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4(a) and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

            (2)   Certain Other Adjustments.    To the extent consistent with qualification of ISOs under Section 422 of the Code, the Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

            (3)   Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.     AMENDMENT AND TERMINATION

        The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.

10.   OTHER COMPENSATION ARRANGEMENTS

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator":    The Board or, if one or more has been appointed, the Committee. The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

        "Affiliate":    Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

        "Award":    Either or both of the following:

    (i)
    Stock Options.

    (ii)
    Restricted Stock.

        "Board":    The Board of Directors of the Company.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Committee":    One or more committees of the Board.

        "Company":    Sirtris Pharmaceuticals, Inc.

        "Covered Transaction":    Any of (i) a consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

        "Employee":    Any person who is employed by the Company or an Affiliate.

        "Employment":    A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

        "Participant":    A person who is granted an Award under the Plan.

        "Performance Criteria":    Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.

        "Plan":    The Sirtris Pharmaceuticals, Inc. 2004 Stock Option and Restricted Stock Plan as from time to time amended and in effect.

        "Restricted Stock":    An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

        "Stock":    Common Stock of the Company, par value $0.001 per share.

        "Stock Options":    Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

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  Exhibit 10.1